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                                                                    EXHIBIT 3b




                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             EMPIRE BANC CORPORATION

                             A MICHIGAN CORPORATION


                                    ARTICLE I
                              SHAREHOLDERS MEETING

1.1 Annual Meeting. The Annual Meeting of the shareholders shall be held each year after the date of expiration of the fiscal year of the Corporation at such time and place as shall be determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

1.2 Special Meetings. Special meetings of shareholders may be called (i) by a majority of the Board of Directors; (ii) by the Chairman; or (iii) by any shareholder or shareholders holding not less than 66-2/3% of the voting power of all of the outstanding shares of stock of this Corporation entitled to vote at such meeting, voting together as a single class. The Chairman may designate any place, either within or without the State of Michigan, as the place of meeting for any special meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Michigan.

1.3 Notice of Meeting. Except as otherwise provided by law, written notice stating the time, date, place and purpose or purposes of Annual Meetings of shareholders of this Corporation shall be given either personally or by mail not less than ten (10) nor more than sixty (60) days before said meeting to each shareholder of record of the Corporation entitled to vote at such meeting. Except as otherwise provided by law, written notice stating the time, date, place and purpose or purposes of all special meetings of shareholders shall be given, if such special meeting was called pursuant to clause (i) or clause (ii) of Section 1.2 of this Article 1, by mailing a written notice at least ten (10) days, but not more than sixty (60) days, prior to the date of such meeting to each shareholder of record of the Corporation entitled to vote at such meeting, or, if such special meeting was called pursuant to clause (iii) of Section 1.2 of this
         Article 1, by mailing a written notice at least thirty (30) days, but not more than sixty (60) days, prior to the date of such meeting to each shareholder of record of the Corporation entitled to vote at such meeting. A notice that is mailed shall be deemed to be given when deposited in the United States Mail, with postage fully prepaid, addressed to the shareholder as his or her address appears on the records of the Corporation. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting.


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1.4      Adjournments. Any meeting of shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

1.5 Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders of the Corporation may be waived by telegram, radiogram, cablegram, telecopier, or other writing either before or after such meeting has been held.

1.6 Quorum. At every meeting of the shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If less than a quorum shall be present at any meeting of shareholders, those holders of record of outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time without further notice other than by announcement at the meeting, until a quorum shall have been obtained at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Section applies in determining the presence of a quorum of such class or series for transaction of the item of business.

1.7 Organization. The Chairman of the Corporation, or in the absence of the Chairman, such person as the Board of Directors may have designated, or in absence of such person the highest ranking officer of the Corporation who is present, shall call to order any meeting of the shareholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

1.8 Conduct of Business. The Chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

1.9 Inspection of List of Shareholders. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof. The list shall:



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         (A) Be arranged alphabetically within each class and series, with the address of and the number of shares held by each shareholder.

         (B) Be produced at the time and place of the meeting.

         (C) Be subject to inspection by any shareholder during the whole time of the meeting.

         (D) Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

1.10 Voting Rights. Except as otherwise provided by statute or in the Articles of Incorporation, each outstanding share of stock is entitled to one (1) vote on each matter submitted to a vote. A vote may be cast either in person or by proxy authorized by an instrument in writing, filed in accordance with the procedure established for the meeting.

         Except as otherwise required by the Articles of Incorporation, these Bylaws, or the laws of the State of Michigan, if any action other than the election of Directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action. Directors shall be elected by a plurality of the votes cast at an election.

1.11 Notice of Shareholder Business at Annual Meeting. At an Annual Meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting: (i) pursuant to the Corporation's notice of meeting; (ii) by or at the direction of the Board of Directors or; (iii) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 1.11. For business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered personally or otherwise received by the Secretary of the Corporation at least thirty (30) days, but no more than ninety (90) days, prior to the anniversary date of the record date for determination of shareholders entitled to vote in the immediately preceding Annual Meeting of shareholders. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the Annual Meeting: (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the business is made; and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the business is being brought, the name and address, as they appear on the Corporation's books, of such shareholder and of such beneficial owner, and the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with



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         the procedures set forth in this Section 1.11. The Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.11, and, if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                    ARTICLE 2
                               BOARD OF DIRECTORS

2.1 Number and Terms of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) members, the number thereof to be determined from time to time by a resolution adopted by a vote of eighty (80%) percent of the whole Board of Directors.

2.2 Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors at the particular meeting at which the nomination is to occur. Shareholder nominations of any one or more persons for nomination for election as director may be made by any shareholder entitled to vote in the election of directors at the particular meeting at which the nomination is to occur only in person or by proxy at such meeting and only if written notice of such shareholder's intent to make such nomination or nominations has been delivered personally to or otherwise received by the Secretary of this Corporation at least thirty (30) days, but no more than ninety (90) days, prior to the anniversary date of the record date for determination of shareholders entitled to vote in the immediately preceding Annual Meeting of shareholders. Each such notice shall contain a representation that: (i) the shareholder is, and will be on the record date, a beneficial owner or a holder of record of stock of the Corporation entitled to vote at such meeting; (ii) the shareholder has, and will have on the record date, full voting power with respect to such shares; and (iii) the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. Additionally, each such notice shall include: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (c) the number and kinds of securities of the Corporation held beneficially or of record by each proposed nominee;
         (d) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission for the initial election of such proposed nominee for director; and (e) the consent of each proposed nominee to serve as a director if so elected. Any such notice of shareholder's intent, and any nomination based thereon, which is not fully in compliance with the requirements of this Section 2.2, or which contains any information which is false or misleading, shall be void and of no effect.



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2.3      Election and Term of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At each Annual Meeting of shareholders, the class of directors whose term of office shall expire at such time shall hold office for terms expiring at the third succeeding Annual Meeting of shareholders following their election. A director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

2.4 Removal or Resignation. Except as otherwise provided in the Articles of Incorporation, any director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, or the President or Secretary of the Corporation. Unless a later date is specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

2.5 Vacancies. Subject to the rights of the holders of any particular class or series of stock of the Corporation, (i) newly created directorships resulting from any increase in the total number of authorized directors may be filled by the affirmative vote of not less than 80% of the directors then in office at any regular or special meeting of the Board of Directors, or by a plurality vote of the shareholders at any Annual Meeting or at any special meeting of the shareholders called for that purpose, and (ii) any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of not less than 80% of the directors then in office at any regular meeting or special meeting of the Board of Directors, or by a plurality vote of the shareholders at any Annual Meeting or at any special meeting of shareholders called for that purpose. Any increase or decrease in the number of directors shall be apportioned as nearly as possible among each class so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill any vacancy resulting from any increase in such class shall hold office for a term which shall coincide with the remaining term of that class. Except as otherwise provided in the Articles of Incorporation if the holders of any class or classes of stock or series are entitled to elect one (1) or more directors to the exclusion of other shareholders, vacancies of that class or classes or series may be filled by the holders of shares of that class or classes of shares, or series. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs but the newly elected or appointed director may not take office until the vacancy occurs.

2.6 Organizational Meeting. Not later than thirty (30) days after the Annual Meeting of shareholders, the Board of Directors as constituted upon final adjournment of such Annual



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         Meeting shall convene at such time and place as may be designated by the Chairman or by a majority of the members of the Board of Directors for the purpose of electing officers and transacting any other business properly brought before it.

2.7 Regular Meetings. Regular Meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time determine by resolution of the Board of Directors or by waiver of notice and consent. No notice of Regular Meetings of the Board shall be required.

2.8 Special Meetings. Special Meetings of the Board of Directors may be called by the Chairman or by the President of this Corporation or a majority of the Directors in office at the time of the call, whenever in his or her or their judgment it may be necessary, by giving reasonable notice, either personally or by mail, telegram, or telecopier, of the time and place of such meeting. A notice that is mailed shall be deemed to be given when deposited in the United States mail with postage fully prepaid, addressed to such director as his or her address appears on the records of the Corporation. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided. A telecopied notice shall be deemed to be given when it is transmitted by telecopier to the director's home or place of business.

2.9 Electronic Participation. A member of the Board or a committee designated by the Board may participate in a meeting by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section 2.9 constitutes presence in person at the meeting.

2.10 Quorum. A majority of the directors in office or of the members of a committee of the Board shall constitute a quorum for the transaction of business, unless the Board resolution establishing the committee provides for a larger or smaller number. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The acts of a majority of the directors or committee members present at any meeting at which a quorum is present shall be the acts of the Board or of the committee, unless the vote of a larger number is required by the Board resolution establishing the committee.

                                    ARTICLE 3
                                   COMMITTEES

3.1 Appointment of Committees. The Board, by majority vote of the whole Board, may designate one (1) or more committees, each committee to consist of one (1) or more of the



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         directors of the Corporation. The Board may designate one (1) or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. A committee, and each member thereof, shall serve at the pleasure of the Board.

                                    ARTICLE 4
                                    OFFICERS

4.1 Chairman. The Chairman, if any, shall be selected by and from the membership of the Board of Directors. The Chairman, if such office is filled, shall be the chief executive officer of the Corporation and shall preside at all meetings of the shareholders and the Board of Directors at which he or she is present. He or she shall see that all orders and resolutions of the Board are carried into effect, and he or she shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation.

4.2 Vice Chairman. There may be one or more Vice Chairmen, selected by and from the membership of the Board of Directors. Any such Vice Chairman shall perform such duties as may be assigned by the Chairman. In the absence, disability or death of the Chairman, pending return of the Chairman or the election of a successor, the Vice Chairman so designated by the Board shall perform all the duties and exercise all the power and authority of the Chairman of the Board.

4.3 President. The President shall be selected by the Board of Directors. If the office of Chairman is filled, the President shall be the chief operating officer of the Corporation and shall have the general powers of supervising and managing the day-to-day operations of the Corporation. In the absence or disability of the Chairman and Vice Chairman, or if those offices have not been filled, he or she also shall perform the duties and execute the powers of the Chairman.

4.4 Vice Presidents. The Board of Directors may select one or more Executive Vice Presidents, Senior Vice Presidents or other Vice Presidents who shall have such powers and duties as may be assigned to each of them by the Board of Directors.

4.5 Secretary. The Secretary shall be selected by the Board of Directors. He or she shall attend all meetings of shareholders and of the Board of Directors, and shall preserve in books of the Corporation true minutes of the proceedings of all such meetings. He or she shall have such additional powers and duties as may be assigned to him or her by the Board of Directors.

4.6 Treasurer. The Treasurer shall be selected by the Board of Directors. He or she shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He or she shall



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         deposit all moneys, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for that purpose by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the Chairman of the Board and the directors at regular meetings of the Board and whenever requested by them and to the President, an account of all his transactions as Treasurer. He or she shall in general perform all duties incident to the office of Treasurer, and shall have such additional powers and duties as may be assigned to him or her by the Board of Directors.

4.7 Other Officers. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Managers and Assistant Managers and such other officers and attorneys in fact as from time to time may appear to the Board to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform all such duties as pertain to their several offices, or as may be conferred upon, or assigned to by the Board of Directors, the Chairman, the Vice Chairman, or the President.

4.8 Tenure of Office. The Chairman, any Vice Chairman, the President, and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; any vacancy occurring in the office of the President shall be filled promptly by the Board of Directors.

                                    ARTICLE 5
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

5.1 Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and the person submits a written claim for indemnification as hereinafter provided, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful, and the person submits a written claim for indemnification as hereinafter provided. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the



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         Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

5.2 Derivative Shareholder Liability. The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and the person submits a written claim of indemnification as hereinafter provided. However, indemnification shall not be made for a particular claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought (or another court of competent jurisdiction) has determined upon application that, despite the adjudication of liability but in view of all the relevant circumstances, the person is fairly and reasonably entitled to indemnification for the reasonable expenses he or she incurred.

5.3 Determination of Indemnification. An indemnification under Section 5.1 or 5.2, unless ordered by a court, shall be made by the Corporation as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 5.1 or 5.2 and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall occur within 30 days after a written claim for indemnification has been received by the Corporation, and shall be made in any of the following ways:

         (A) By a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding;

         (B) If the quorum described in subparagraph (A) is not obtainable, then by a majority of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding;

         (C) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

             (1) By the Board or its committee in the manner prescribed in subparagraphs (A) and (B),



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             (2) If a quorum of the Board cannot be obtained under subparagraph
                 (A) and a committee cannot be designated under subparagraph
                 (B), by the Board;

         (D) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding; and

         (E) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

         In the designation of a committee under subparagraph (B) or in the selection of independent legal counsel under subparagraph (C)(2), all directors may participate.

         If a person is entitled to indemnification under paragraph 5.1 or 5.2 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

5.4 Payment of Defense Expenses in Advance. The Corporation shall pay or reimburse the reasonable expenses incurred by a director or officer who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

         (1) The person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Section 5.1 and 5.2.

         (2) The person furnishes the Corporation a written undertaking, executed personally or on his or her behalf to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

         (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Section or the Michigan Business Corporation Act.

         The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured. Determination of payments under Section 5.4 shall be made in the manner described in Section 5.3 (A)-(E). In the designation of a committee under Section 5.3(B) or in the selection of independent legal counsel under Section 5.3(C)(2), all directors may participate.



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5.5      Other Indemnification. The indemnification or advancement of expenses provided under Sections 5.1 through 5.4 is not exclusive to other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Michigan Business Corporation Act, the Corporation's Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in Sections
         5.1 through 5.4 continues as to a person who ceases to be a director, officer, partner, or trustee and shall inure to the benefit of the heirs, executors, and administrations of the person.

5.6 Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against liability under the Michigan Business Corporation Act or this Section.

                                    ARTICLE 6
                                  CAPITAL STOCK

6.1 Certificates. Every shareholder of this Corporation shall be entitled to a certificate for his or her shares signed by the Chairman, any Vice Chairman or the President certifying the number and class of shares, and designation of the series, if any, represented by such certificate; provided that where such certificate is signed by a transfer agent acting on behalf of the Corporation, and by a registrar, the signature of any such officer may be facsimile.

6.2 Transfer. Except as otherwise provided by a written agreement between the Corporation and a shareholder, shares shall be transferable only on the books of the Corporation by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificates therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely, the fact shall be so expressed in the entry of such transfer.

6.3 Lost, Destroyed, or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.



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

6.4 Registered Shareholder. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner of it for purposes of dividends and other distributions or for any recapitalization, merger, reorganization, sale of assets, or liquidation and for the purpose of votes, approvals, and consents by shareholders, and for the purpose of notices to shareholders and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in the shares by any other person, whether or not the Corporation shall have notice of it, except as expressly required by the laws of the State of Michigan.

6.5 Record Date. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of shareholders, at which time there shall be determined the shareholders who are entitled: to notice of or to vote at any meeting of shareholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion, or exchange of stock or with respect to any other lawful action.

6.6 Regulations. The Board of Directors shall have power and authority to make such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

                                    ARTICLE 7
                            EXECUTION OF INSTRUMENTS

7.1 Instruments. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any contract, conveyance, or other instrument or document on behalf of the Corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairman or the President may execute the same in the name and on behalf of the Corporation, or any Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may execute the same in the name and on behalf of the Corporation.

                                    ARTICLE 8
                                 CORPORATE SEAL

8.1      Seal. The Board of Directors may adopt a corporate seal.

                                    ARTICLE 9
                                   FISCAL YEAR

9.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.



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

                                   ARTICLE 10
                          REDEMPTION OF CONTROL SHARES


10.1 Control Share Acquisitions. Pursuant to Section 794 of the Michigan Business Corporation Act, Chapter 7B of the Michigan Business Corporation Act does not apply to any "control share acquisition" (as such term is defined in Section 791 of the Michigan Business Corporation Act) of shares of this Corporation.

                                   ARTICLE 11
                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the affirmative vote of not less than a majority of the members of the Board of Directors then in office, at any regular or special meeting of the Board of Directors, or by the shareholders representing a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, at any regular or special meeting of shareholders; provided, however, that Article 1, Section 1.2, Section
1.3 and Section 1.11 and Article 2, Section 2.1, Section 2.2, Section 2.3,
Section 2.4, Section 2.5 and Section 2.8 and Article 10 and this Article 11, may not be altered, amended or repealed, nor may any Bylaw inconsistent with Article 1, Section 1.2, Section 1.3 and Section 1.11 and Article 2, Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.5 and Section 2.8 and Article 10 and this Article 11, be adopted unless, if by action of the Board of Directors, such action is approved by the affirmative vote of not less than 80% of the full Board, or, if by the shareholders, if such action is approved by the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

         ADOPTED this 5th day of February, 2000.


                                         /s/ William T. Fitzgerald, Jr.
                                         ----------------------------------
                                         William T. Fitzgerald, Jr.
                                         Secretary





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